UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2010

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On April 21, 2010, the Board of Directors (the “Board”) of WellCare Health Plans, Inc. (the “Company”), received a letter, dated April 21, 2010 (the “Resignation Letter”), from Regina E. Herzlinger pursuant to which Dr. Herzlinger resigned as a member of the Board.  In accordance with the Company’s Amended and Restated Bylaws, Dr. Herzlinger’s resignation was effective upon receipt.  Dr. Herzlinger delivered the Resignation Letter to the Board, through her counsel, following notice from the Chairperson of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) that the Nominating Committee had determined not to recommend to the Board Dr. Herzlinger for election as a director at the 2010 annual meeting of stockholders (the “Annual Meeting”).  At the time of her resignation, Dr. Herzlinger, a member of the Board since 2003, served as the Chairperson of the Audit Committee of the Board (the “Audit Committee”), a position she has served in since the Audit Committee’s inception in 2004.

In the Resignation Letter, Dr. Herzlinger disagreed with the decision of the Nominating Committee and the Board not to nominate her for election as a director at the Annual Meeting. Dr. Herzlinger claims that the decision not to nominate her is against the best interest of our stockholders because (i) the Board needs directors with extensive experience in health insurance accounting, (ii) the Nominating Committee did not properly investigate Dr. Herzlinger’s assertion that certain directors of the Company entered into an agreement to remove Dr. Herzlinger as a director and take control of the Board, and (iii) the decision to not nominate her was because of her pursuit of the interests of our shareholders.  A copy of the Resignation Letter is attached hereto as Exhibit 17.1 to this Current Report on Form 8-K (this “Form 8-K”).  All descriptions of the contents of the Resignation Letter set forth in this Form 8-K are qualified in their entireties by reference to the full text of the Resignation Letter.

The Company and the Board strongly disagree with the unsupported claims made by Dr. Herzlinger in the Resignation Letter and take exception to Dr. Herzlinger’s mischaracterization of facts and motive and her erroneous conclusions.  The Nominating Committee, as required by its charter, reviews at least annually the composition of the Board, and believes that the Company is now in a position to realign some of the roles on the Board. As part of this realignment, the Nominating Committee, in the exercise of its business judgment, determined not to recommend that the Board nominate Dr. Herzlinger and another director for election as directors at the upcoming Annual Meeting.  Following the Board’s receipt of the Resignation Letter, and its consideration of the concerns she expressed, the Board approved all of the nominees recommended by the Nominating Committee for election at the Annual Meeting, without change.

The Nominating Committee and the Board’s objective in selecting this year’s slate of director nominees was to achieve a better balance between technical accounting and operational experience in order to continue efforts to create an organizational culture that strikes an appropriate balance among the Company’s obligations to its stockholders, members and clients. These dimensions of experience, along with the technical knowledge of and expertise in health insurance accounting, are what the Nominating Committee and Board believe this year’s slate of directors represents. The slate of directors includes William E. Trubeck and Paul E. Weaver, who joined the Board in February 2010 and who the Board has determined are independent directors and  audit committee financial experts.  Messrs. Trubeck and Weaver, who both serve on the Audit Committee, possess substantial financial expertise and experience and have served as the Executive Vice President and Chief Financial Officer of H&R Block, Inc. and the Vice Chairman of PricewaterhouseCoopers, LLP, respectively.  On April 21, 2010, the Board, upon the recommendation of the Nominating Committee, appointed Mr. Weaver to serve as Chairperson of the Audit Committee.  In addition, the slate nominated by the Board includes Carol J. Burt, who would be a new addition to the Board and who the Board believes possesses substantial strategic, operational and financial experience in the managed care industry, including through her recent service as Senior Vice President, Corporate Finance and Development at WellPoint, Inc.  The Board has determined that Ms. Burt would be an independent director of the Company if she is elected.  The Board believes that its slate of nominees possesses significant financial expertise and experience relevant to the ongoing needs of the Company.

The Company and the Board dispute the assertion in the Resignation Letter that there was any agreement among certain directors to remove Dr. Herzlinger as a director and somehow to take control of the Board.  On April 12, 2010, the Nominating Committee and the Company’s outside counsel met with Dr. Herzlinger and her counsel regarding her allegations and to hear directly from Dr. Herzlinger regarding her desire to remain on the Board.  As part of its review of these allegations, the Nominating Committee has requested that Dr. Herzlinger provide the “transcript” of the call referenced in the Resignation Letter, but to date neither Dr. Herzlinger nor her counsel has provided such transcript to the Company.  No tangible evidence beyond her assertions has been offered.

Dr. Herzlinger’s contention that the alleged agreement was made during a January 2008 telephone conference is undermined by the unanimous decision of the Nominating Committee and the Board to nominate Dr. Herzlinger for election as a director at the 2009 annual meeting of stockholders. Further, over the past year and one-half, the Nominating Committee has worked closely with a leading third-party search firm to identify and to assess candidates for the Board independent of Board or individual board member influence.  This effort has resulted in four new board members and one new director nominee:   Messrs. Trubeck and Weaver and Ms. Burt, as well as directors Glenn Steele, Jr., M.D. and David Gallitano.  The Nominating Committee, which consists entirely of directors the Board has determined are independent, exercised in 2009 and again this year its independent business judgment to identify and recommend to the Board what the Committee believes to be the best slate of directors to lead the Company.

The Company and the Board strongly disagree with Dr. Herzlinger’s claim regarding the reasons why she was not nominated.  The Company believes its internal controls over financial reporting are effective and notes, as did Dr. Herzlinger, that accounting matters identified in the Resignation Letter were discovered by the Company’s internal auditor as part of the Company’s internal audit process. The Nominating Committee and the Board assessed the needs of the Board, and considered, among other things, the backgrounds, qualifications, performance and time commitments of the current members of the Board, as well as their respective duties and responsibilities in connection with the Board’s existing size and committee structure and developed a slate of directors that in the Nominating Committee’s and the Board’s business judgment is in the best interest of the stockholders.

The Company has provided Dr. Herzlinger with a copy of the disclosures it is making in response to Item 5.02 no later than the date of filing of this Form 8-K with the Securities and Exchange Commission (the “SEC”).  The Company will provide Dr. Herzlinger with the opportunity to furnish the Company, as promptly as possible, with a letter addressed to the Company stating whether Dr. Herzlinger agrees with the statements made by the Company in response to Item 5.02 and, if not, stating the respects in which she does not agree.  The Company will file any such letter received from Dr. Herzlinger with the SEC as an exhibit by amendment to this Current Report on Form 8-K within two business days after receipt by the Company.

Cautionary Note

IN THE INTERESTS OF FULL AND COMPLETE DISCLOSURE AND THE REQUIREMENTS OF FORM 8-K, THE RESIGNATION LETTER IS BEING FILED IN EXACTLY THE FORM IN WHICH IT WAS PROVIDED TO THE COMPANY, WITHOUT REDACTION OR MODIFICATION OF ANY KIND.  THE COMPANY WISHES TO EMPHASIZE THAT THE RESIGNATION LETTER REFLECTS THE THOUGHTS AND BELIEFS OF DR. HERZLINGER. AS A RESULT, THE COMPANY TAKES NO RESPONSIBILITY FOR THE CONTENTS OF THE RESIGNATION LETTER, INCLUDING ANY RESPONSIBILITY THAT MAY ARISE IN CONNECTION WITH ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED IN THE RESIGNATION LETTER.  STOCKHOLDERS AND INVESTORS ARE STRONGLY ENCOURAGED TO RELY ONLY ON THE INFORMATION ABOUT THE COMPANY CONTAINED IN THE COMPANY’S FILINGS WITH THE SEC, INCLUDING THE COMPANY’S MOST RECENT ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K.

Item 9.01             Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are filed as part of this report:

INCORPORATED BY REFERENCE
Exhibit Number	Description	Form	Filing Date With SEC	Exhibit Number
17.1	Resignation Letter of Regina E. Herzlinger, dated April 21, 2010	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2010	WELLCARE HEALTH PLANS, INC. /s/ Timothy S. Susanin
Timothy S. Susanin
Senior Vice President, General Counsel & Secretary

Exhibit Index

INCORPORATED BY REFERENCE
Exhibit Number	Description	Form	Filing Date With SEC	Exhibit Number
17.1	Resignation Letter of Regina E. Herzlinger, dated April 21, 2010	Filed herewith